Exhibit 99.1

Blaize, Inc. and BurTech Acquisition Corp. announce closing of business combination

Washington, D.C. and El Dorado Hills, CA— Jan. 13, 2025 — BurTech Acquisition Corp. (“BurTech”) (NASDAQ: BRKH), a publicly-traded special purpose acquisition company, and Blaize, Inc. (“Blaize”), a provider of purpose-built, artificial intelligence (“AI”)-enabled edge computing solutions, today announced the completion of their previously announced business combination (the “Business Combination”). The combined company will operate under the name Blaize Holdings, Inc. and begin trading on Nasdaq under the ticker symbols “BZAI” and “BZAIW” on January 14, 2025. The Business Combination, approved at a special meeting of BurTech shareholders on December 23, 2024, begins a new period in Blaize’s growth in bringing artificial intelligence to the edge.

The Business Combination marks a major milestone for Blaize as it continues building its transformative new compute solution that unites silicon and software to optimize AI from the edge to the core. Blaize has strong traction with over $400 million in a qualified pipeline of prospective customers it expects to engage in 2025 and a global footprint with Tier 1 supply chain relationships.

“Today is an exciting milestone on Blaize’s journey of powering the next generation of computing,” said Dinakar Munagala, CEO of Blaize. “AI-powered edge computing is the future due to its low power consumption, low latency, cost-effectiveness and data privacy advantages. Blaize is well-positioned with our full-stack hardware and software solution purpose-built for edge computing.”

“We are pleased to announce the successful completion of our merger, marking a significant milestone in bringing value for our shareholders,” said Shahal Khan, CEO and chairman of BurTech. “AI-powered edge computing is redefining what is possible across a broad range of sectors, from security and monitoring to enterprise edge AI to autonomous systems. We’re so thrilled to partner with Blaize as it delivers the next generation of computing.”

Advisors

Norton Rose Fulbright US LLP and Loeb & Loeb LLP acted as legal counsel to BurTech. Jefferies served as a Capital Markets Advisor to Burtech and was represented by Kirkland & Ellis LLP. Latham & Watkins LLP acted as legal counsel to Blaize. KeyBanc Capital Markets served as strategic advisor to Blaize, and Sidley Austin LLP acted as legal counsel to KeyBanc Capital Markets. In addition, D.A. Davidson & Co., Rosenblatt Securities, and Roth Capital Partners, LLC acted as Capital Markets Advisors to Blaize, and Blueshirt Capital Advisors is serving as an investor relations advisor to Blaize.

About BurTech

BurTech (NASDAQ: BRKH) is a special-purpose acquisition company dedicated to partnering with exceptional businesses and providing them with the resources and expertise to excel in the public market. With a focus on delivering long-term value to stockholders and supporting innovative companies, BurTech is committed to creating success stories in technology industries. With steadfast stockholders, a robust financial footing, and an unyielding commitment to innovation, BurTech is a visionary force in the technology world.

About Blaize

Blaize provides a full-stack programmable processor architecture suite and low-code/no-code software platform that enables AI processing solutions for high-performance computing at the network’s edge and in the data center. Blaize solutions deliver real-time insights and decision-making capabilities at low power consumption, high efficiency, minimal size, and low cost. Blaize has raised over $330 million from strategic investors such as DENSO, Mercedes-Benz AG, Magna, and Samsung and financial investors such as Franklin Templeton, Temasek, GGV, Bess Ventures, BurTech LP LLC, Rizvi Traverse, and Ava Investors. Headquartered in El Dorado Hills (CA), Blaize has more than 200 employees worldwide with teams in San Jose (CA) and Cary (NC), and subsidiaries in Hyderabad (India), Leeds and Kings Langley (UK), and Abu Dhabi (UAE).

Media Contact:

Leo Merle

Blaize

info@blaize.com

Mark Roberts

The Blueshirt Group for Blaize

ir@blaize.com

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including statements regarding Blaize’s business plans and growth strategies, market opportunities, customer pipeline and financial prospects. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the expected benefits of the Business Combination are not obtained; (iii) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (iv) the risk that the Business Combination disrupts current plans and operations of Blaize as a result of the consummation of the Business Combination; (v) failure to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (vi) costs related to the Business Combination; (vii) changes in applicable law or regulations; (viii) the outcome of any legal proceedings that may be instituted against Blaize; (ix) the effects of competition on Blaize’s future business; (x) the ability of the combined company to issue equity or equity-linked securities or obtain debt financing; (xi) the enforceability of Blaize’s intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others; and (xii) those factors discussed under the heading “Risk Factors” in the definitive proxy statement/prospectus filed on December 6, 2024 by Blaize Holdings, Inc. and other documents filed, or to be filed, by Blaize Holdings, Inc. with the SEC. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Blaize does not undertake any duty to update these forward-looking statements.